SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

     PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

                 JUNE 26, 2003 (Date of earliest event reported)
                        Commission file number: 0-22511


                             RF MICRO DEVICES, INC.
             (Exact name of registrant as specified in its charter)

    NORTH CAROLINA                                     56-1733461
(State or other jurisdiction of                     (I.R.S. Employer
 incorporation or organization)                    Identification No.)

                               7628 THORNDIKE ROAD
                      GREENSBORO, NORTH CAROLINA 27409-9421
                    (Address of principal executive offices)
                                   (Zip code)


                                 (336) 664-1233
              (Registrant's telephone number, including area code)

ITEM 5.  OTHER EVENTS

         On June 26, 2003, RF Micro Devices, Inc. announced the pricing of its offering of $200 million principal amount of its 1.50% convertible subordinated notes due 2010 to qualified institutional buyers pursuant to Rule 144A under the Securities Act of 1933, as amended. The notes will be convertible into RF Micro Devices' common stock at a conversion rate of 131.0685 shares per $1,000 principal amount of notes, which is equal to an approximate conversion price of $7.63 per share, subject to adjustment in certain circumstances. RF Micro Devices has granted the initial purchasers of the notes an overallotment option to purchase an additional $30 million principal amount of the notes. The offering is expected to close in July 2003. A copy of this press release is attached as Exhibit 99.1.

ITEM 7.   FINANCIAL STATEMENTS AND EXHIBITS

         (c) Exhibits.

             EXHIBIT NO.           DESCRIPTION OF EXHIBIT
             -----------           ----------------------

                   99.1            Press Release dated June 26, 2003

                                    SIGNATURE


         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.


                         RF Micro Devices, Inc.

                         By: /S/ WILLIAM A. PRIDDY, JR.
                             ------------------------------
                             William A. Priddy, Jr.
                             Vice President, Finance and Administration
                             and Chief Financial Officer

Date:    June 26, 2003